

Safehold

Q3 '19 EARNINGS RESULTS

Forward-Looking Statements and Other Matters

This release may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as "illustrative", "representative", "expect", "plan", "will", "estimate", "project", "intend", "believe", and other similar expressions that do not relate to historical matters. These forward-looking statements reflect the Company's current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause Company's actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: market demand for ground lease capital; the Company's ability to source new ground lease investments; the availability of funds to complete new ground lease investments; risks that the rent adjustment clauses in the Company's leases will not adequately keep up with changes in market value and inflation; risks associated with certain tenant and industry concentrations in our portfolio; conflicts of interest and other risks associated with the Company's external management structure and its relationships with iStar and other significant investors; risks associated with using debt to fund the Company's business activities (including changes in interest rates and/or credit spreads, the ability to source financing at rates below the capitalization rates of our assets, and refinancing and interest rate risks); risks that tenant rights in certain of our ground leases will limit or eliminate the Owned Residual realizations from such properties; general risks affecting the real estate industry and local real estate markets (including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); dependence on the creditworthiness of our tenants and their financial condition and operating performance; competition from other ground lease investors and risks associated with our failure to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended. Please refer to the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and any subsequent reports filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note: Please refer to the Glossary at the end of this presentation for a list of defined terms and metrics.

Investor Relations Contact
Jason Fooks
212.930.9400
investors@safeholdinc.com

QUARTERLY RESULTS

Highlights

Record Originations & Rapid Growth

$1.3bn
Closed and Signed PSAs in Q3 '19

7x
Pro Forma Portfolio Growth Since IPO[1]

10x
Pro Forma UCA Growth Since IPO[1]

Institutional Quality Assets & Customers

Trophy Properties
In Major Markets

Creative Solutions
New SAFE x SWAP Program

Increasing Adoption
By Institutional & Core-Type Building Owners

Increasing Scale & Strength

$1.4bn
Equity Market Cap

$265mm
Recent Equity Offering

30+ Years[2]
Pro Forma W.A. Debt Maturity

(1) Pro forma statistics throughout this presentation assume a total of $934M of ground lease investments ($15M closed subsequent to the end of the quarter and $919M under definitive purchase and sale agreements) are completed in Q4 '19. The completion of such investments is subject to customary closing conditions in each case and there can be no assurance that any of the investments will be completed within our expected timeframe or at all.
(2) Pro forma for financings closed subsequent to the end of the quarter and rate locked financings for ground leases under signed PSA.

Q3 '19 Earnings Results

	Q3 '19	Q3 '18	Y/Y Growth	YTD '19	YTD '18	Y/Y Growth
Revenue	$22.3M	$11.6M	+92%	$63.8M	$34.9M	+83%
Net Income (Attributable to Safehold)	$5.4M	$2.0M	+170%	$16.6M	$7.4M	+123%
Earnings per Share[1]	$0.15	$0.11	+36%	$0.62	$0.41	+52%

Note: Q3 '19 and YTD '19 results include a $2.0M charge associated with the early prepayment of short-term financing and $0.8M of JV transaction structuring costs associated with the 425 Park Avenue transaction. Excluding these charges, EPS in Q3 '19 and YTD '19 would be $0.23 and $0.72, respectively.

(1) Weighted average shares outstanding for Q3 '19 and Q3 '18 were 36.1M and 18.2M, respectively and weighted average shares outstanding for YTD '19 and YTD '18 were 26.7M and 18.2M, respectively.

Q3 '19 Investment Activity

$1.3B
Total Q3 '19 Investment Activity

$400M
Closed in Q3 '19

$919M
Signed PSA in Q3 '19[1]

W.A. Underwritten Effective Yield[2]	W.A. Effective Yield (Excludes FMV Resets)	W.A. Rent Coverage[3]	W.A. GBV as a % of CPV[4]
5.3%	4.9%	4.2x	36%

Note: Metrics shown above are based on $1,319M of total investment activity in Q3 '19. Metrics assume investments under PSA close in accordance with their terms.
(1) In Q3 '19, Safehold announced that it had formed a 55/45 joint venture with a sovereign wealth partner on a $620M ground lease. Amounts shown reflect Safehold's approximate 55% interest.
(2) Investments this quarter include one or more existing ground leases that contain resets of rent based on periodic fair market value valuations of the land. For purposes of calculating the effective yield of such ground leases over their lease term, our underwriting assumes that the estimated land value grows by 2% annually.
(3) The Company uses estimates of the stabilized underlying property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market.
(4) Presented using Gross Book Value at closing.

Trophy Assets & Institutional Customers



425 Park Avenue:
First New Office Development on Park Ave. in 50 Years

JV Formed (PSA)



Alohilani Resort:
SAFE x SWAP with Large European Institutional Investor

CLOSED



135 West 50th Street:
$25B Core Fund Client

PSA



195 Broadway:
Landmark New York Office

PSA

SAFE x SWAP Program

SAFE x SWAP
Program Details

Buy existing archaic ground lease

↓

Remove outdated provisions that create uncertainty and ambiguity

↓

Replace with Safehold™ Ground Lease


Alohilani Resort
Waikiki Beach

2490 Kalakaua Ave., Honolulu, HI

Closing Date:	September 24, 2019
Customer Need:	Customer contacted Safehold to modernize the archaic ground lease beneath their building
Solution:	Acquire existing ground lease and modify through SAFE x SWAP
Result:	Modern, custom-tailored ground lease enabling institutional building owner to maximize value

Rapid Portfolio Growth


$339M
$497M
$770M
$1,536M
$2,470M
IPO (6/22/17)
Q3 '17
Q3 '18
Q3 '19
Pro Forma Q4 '19 (1)
7x
Growth Since IPO

Note: Q3 '19 amounts provided using Aggregate Gross Book Value and is comprised of the current portfolio of $1,452M and $83M of forward commitments.
(1) Pro forma statistics throughout this presentation assume a total of $934M of ground lease investments ($15M closed subsequent to the end of the quarter and $919M under definitive purchase and sale agreements) are completed in Q4 '19. The completion of such investments is subject to customary closing conditions in each case and there can be no assurance that any of the investments will be completed within our expected timeframe or at all.

Capital Structure Improvements

Equity	**+$265M** Equity Capital Raised	**+40%** Priced Above Previous Issuance		**$845M** Total Equity
Debt[1]	**25 Years** W. A. Maturity	**3.4%** W.A. Cash Rate	**4.0%** W.A. Interest Rate	**$774M** Total Debt
Revolving Credit Facility	**+$175M** New Commitments[2]	**Expanded Bank Group**		**$525M** New Upsized, Amended & Extended[2]

(1) Includes financings closed subsequent to the end of the third quarter. Excludes rate locked financings for ground leases under signed PSA and the revolving credit facility, which had a $50M outstanding balance at September 30, 2019.

(2) Safehold received increased commitments of $100.0M for a total capacity of $450.0M in Q3 '19. Safehold has received executed commitments from lenders to increase the availability under the revolving credit facility from $450.0M to $525.0M. The upsize is expected to close in Q4 '19, however there can be no assurance that the upsize will be completed within our expected timeframe or at all.

Unrealized Capital Appreciation Growth

10x

UCA Growth Since IPO



$4.5B
7.5%[2]
Vested
management LTIP
$2.8B
7.5%[2]
Vested
management LTIP
$1.6B
$0.4B
IPO (6/22/2017)
Q3 '18
Q3 '19
Pro Forma Q4 '19

In order to highlight the two separate components of value within our portfolio, Safehold separately tracks both the cash flow component (bond economics) and the unrealized capital appreciation component (UCA).

The Unrealized Capital Appreciation in Our Owned Residual Portfolio (UCA) is derived from the reversionary right embedded in our ground leases, which allows us to take ownership of the land and building at the termination of the lease.
UCA is calculated as today's estimated Combined Property Value (CPV) less the Aggregate Cost Basis of SAFE's portfolio. CBRE conducts independent appraisals of the CPV of each property.[1]
The Company formed a wholly-owned subsidiary called "CARET" to track the capital appreciation above Cost Basis.

The Board of Directors created a shareholder-approved management incentive plan in September 2018 based on management delivering significant share price appreciation and crystalizing the value of UCA over time. Management can earn up to 15% of UCA in graduated installments based on achieving share price hurdles ranging between $25.00 to $35.00, representing appreciation of approximately 50% to 100% above the stock price when the plan was introduced. The plan created an aligned structure for management to both increase share price and accelerate unlocking the value of UCA for shareholders.

As of the end of Q3 '19, three stock price hurdles were achieved resulting in management vesting in 7.5% of UCA, a portion of which remains subject to forfeiture based on time-based service conditions.

Note: Please refer to the Glossary in the Appendix for a definition of Owned Residual Portfolio and Unrealized Capital Appreciation.
(1) SAFE relies in part on CBRE's appraisals in calculating Owned Residual Portfolio and Unrealized Capital Appreciation. SAFE may utilize management's estimate of CPV for ground lease investments recently acquired that CBRE has not yet appraised. For forward commitments for construction deals, CPV represents the cost to build inclusive of the ground lease. Please refer to our Current Report on Form 8-K filed with the SEC on October 24, 2019 and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Report on 10-Q for the quarter ended September 30, 2019 as updated from time to time in our subsequent periodic reports, filed with the SEC, for a further discussion of such tenants' rights.
(2) As of September 30, 2019, three stock price hurdles had been met resulting in 50% of each outstanding award under the CARET incentive plan vesting (i.e. 50% of 15% or 7.5%); provided, however, that 75% of each award remains subject to forfeiture until service conditions are satisfied.

PORTFOLIO STATISTICS

Portfolio Diversification

(Current Portfolio Gross Book Value: $1,452M)

New York
Fastest Growing Market

Honolulu & Austin
New Market Expansion



Office & Industrial 44%
Hotel 33%
Multifamily 23%
Property Type Diversification

Geographic Diversification



Seattle
6.3%
Portland
0.2%
San Francisco
1.5%
Los Angeles
11.3%
San Diego
3.2%
13.5%
Honolulu
(New Market)
Salt Lake City
3.9%
Phoenix
3.5%
1.4%
Colorado
Dallas
2.4%
Austin
(New Market)
5.4%
San Antonio
1.3%
Minneapolis
0.1%
Milwaukee
0.6%
5.0%
Detroit
Nashville
1.8%
5.1%
Atlanta
9.9%
New York
0.8%
Philadelphia
18.9%
Washington, D.C.
1.4%
Raleigh-Durham
1.5%
Orlando
1.0%
Miami

Portfolio Metrics

(Current Portfolio Gross Book Value: $1,452M)

Credit Metrics

W.A. Rent Coverage[1]	W.A. GBV as a % of CPV
4.2x	36%

Lease Term



>60 yrs
80%
Term Remaining w/ Ext.
(W.A. 86 Years)
<20 yrs
15%
20-60 yrs
5%

	Total Annualized GAAP Rent *(incl. % rent)* [2]		*Less:* Annualized Depreciation & Amortization[3]		Net Amount	Yield *(% of GBV)*
GAAP Yield	**$102.0M**	-	**$10.8M**	=	**$91.2M**	**6.3%**

	Annualized Cash Base Rent		*Add:* Percentage Rent[2]		Annualized Cash Rent	Cash Yield *(% of GBV)*
Cash Yield	**$53.9M**	+	**$4.3M**	=	**$58.2M**	**4.0%**

(1) The Company uses estimates of the stabilized underlying property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market.
(2) Includes actual % rent recognized over TTM of $4.3M.
(3) Includes $1.4M of annualized amortization of right of use asset recorded as real estate expense.

APPENDIX

Income Statements

	For the three months ended Sept 30, 2019	2018	For the nine months ended Sept 30, 2019	2018
Revenues:				
Operating lease income	$17,132	$11,567	$54,844	$32,708
Interest income from sales-type leases	4,032	-	6,834	-
Other income	1,146	77	2,132	2,203
Total revenues	**$22,310**	**$11,644**	**$63,810**	**$34,911**
Costs and expenses:				
Interest expense	$7,708	$3,747	$18,215	$10,378
Real estate expense	625	456	2,082	1,208
Depreciation and amortization	2,345	2,290	7,031	6,836
General and administrative	3,096	2,779	10,552	8,103
Other expense	285	303	600	812
Total costs and expenses	**$14,059**	**$9,575**	**$38,480**	**$27,337**
Income from operations before other items	**$8,251**	**$2,069**	**$25,330**	**$7,574**
Loss on early extinguishment of debt	(2,011)	-	(2,011)	-
Earnings (losses) from equity method investments	(759)	-	(759)	-
Net income	**$5,481**	**$2,069**	**$22,560**	**$7,574**
Net (income) attributable to non-controlling interests	(49)	(60)	(5,986) [1]	(142)
Net income attributable to Safehold Inc. and allocable to common shareholders	**$5,432**	**$2,009**	**$16,574**	**$7,432**
Weighted avg. share count	**36,111**	**18,230**	**26,748**	**18,204**
Earnings per share	**$0.15**	**$0.11**	**$0.62**	**$0.41**

Note: Figures in thousands except for share amounts.
(1) Safehold exchanged all of iStar's 12.5M LP units into shares of SAFE common stock on a one-for-one basis on May 9, 2019. Represents the allocation of net income for the partial period that the LP units were outstanding. At September 30, 2019 Safehold had 40.4M common shares outstanding.

Balance Sheets

	September 30, 2019	December 31, 2018
Assets:		
Real estate:		
Real estate, at cost	$687,902	$669,923
Less: accumulated depreciation	(14,779)	(10,257)
Real estate, net	$673,123	$659,666
Real estate-related Intangible assets, net	244,503	262,531
Total real estate, net and real estate-related intangible assets, net	$917,626	$922,197
Net investment in sales-type leases	465,289	-
Ground Lease receivables	73,338	-
Equity investments in Ground Leases	21,410	-
Cash and cash equivalents	13,539	16,418
Restricted cash	23,249	8,007
Deferred operating lease income receivable	49,498	23,138
Deferred expenses and other assets, net	73,213	9,983
Total assets	**$1,637,162**	**$979,743**
Liabilities:		
Accounts payable, accrued expenses, and other liabilities	$42,975	$20,800
Real estate-related Intangible liabilities, net	57,494	57,620
Debt obligations, net	691,567	543,965
Total liabilities	**$792,036**	**$622,385**
Equity:		
Safehold Inc. shareholders' equity:		
Common Stock	$404	$183
Additional paid-in capital	888,457	370,530
Accumulated deficit	(5,809)	(8,486)
Accumulated other comprehensive loss	(39,284)	(6,876)
Total shareholders' equity	**$843,768**	**$355,351**
Noncontrolling interests	$1,358	$2,007
Total equity	**$845,126**	**$357,358**
Total liabilities and equity	**$1,637,162**	**$979,743**

Note: $ in thousands.

Portfolio Reconciliation

	6/22/17 (IPO)	9/30/17	9/30/18	9/30/19	Signed in Q3 '19 + Closed Subsequent to Q3 '19	Pro Forma Total
Net investment in Sales-Type Leases	-	-	-	**$465**	-	-
Ground Lease Receivables, net	-	-	-	**$73**	-	-
Real estate, net (Operating Leases)	**$265**	**$410**	**$527**	**$673**	-	-
Add: Accumulated depreciation	1	3	9	15	-	-
Add: Lease intangible assets, net	123	140	221	245	-	-
Add: Accumulated amortization	1	2	7	14	-	-
Add: Other assets	-	-	-	25	-	-
Less: Lease intangible liabilities, net	(51)	(58)	(58)	(57)	-	-
Gross Book Value	**$339**	**$497**	**$706**	**$1,452**	**$934**	**$2,386**
Forward Commitments	-	-	64	83	-	83
Aggregate Gross Book Value	**$339**	**$497**	**$770**	**$1,536**	**$934**	**$2,470**
Less: Accruals to net investment in sales-type leases	-	-	-	(2)	-	(2)
Less: Non-controlling interest	-	-	(2)	(2)	-	(2)
Aggregate Cost Basis	**$339**	**$497**	**$769**	**$1,531**	**$934**	**$2,465**

Note: $ in millions. Figures in the reconciliation table may not foot.

Leverage

	September 30, 2019
Book Debt	$692
Book Equity	$845
Leverage (Debt to Equity)	**0.8x**
Combined Property Value (CPV)[1]	$3,976
Debt as a % of CPV	**17.4%**
Target Leverage	*<2.0x*
Target Debt as a % of CPV	*<25%*

Note: $ in millions.
(1) CPV as presented excludes $382M of unfunded value above SAFE's current funded amount.

Appendix

Glossary

Aggregate Cost Basis	Represents Cost Basis plus forward commitments. For forward commitments, it represents the aggregate contractual purchase price to be paid under the commitments.
Aggregate Gross Book Value	Represents the Current Portfolio plus forward commitments. For forward commitments, it represents the contractual purchase price to be paid under the commitments.
Annualized Cash Rent	Calculated as the annualized base Cash Rent for both operating and sales type leases plus Percentage Rent for the period indicated.
Cash Rent	Represents operating lease income and interest income from sales type ground leases recognized for the period indicated excluding straight-line rent, amortization of lease intangibles, and non-cash income from sales type leases.
Cost Basis	Represents the historical purchase price of an asset, including capitalized acquisition costs, net of NCI.
Combined Property Value (CPV)	The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no ground lease on the land at the property. CPV is generally based on independent appraisals; however, the Company will use management estimates for recently acquired and originated ground leases for which appraisals are not yet available. In relation to forward commitments, CPV represents the total cost associated with the acquisition, development, and construction of the project.
Current Portfolio	Represents the portfolio of assets owned at the date indicated, measured using Gross Book Value. Does not include forward commitments.
Effective Yield	Effective Yield is computed similarly to effective yield on a bond, using the rate implicit in the lease based on the contractual future cash flows and a residual equal to our cost of the land.
Gross Book Value (GBV)	Represents the historical purchase price of an asset plus accrued interest on sales type leases.
Interest Rate	The all-in stated interest rate over the term of the debt.
Leverage	The ratio of book debt to book equity.
Owned Residual Portfolio	Represents the portfolio of properties under which Safehold owns a ground lease and reflects Safehold's right to the property and tenant improvements at the end of the lease. The current value of the Owned Residual Portfolio is typically represented by the Combined Property Value or CPV of our portfolio.
Percentage Rent	Represents TTM percentage rent for assets owned for over a year and annualized percentage rent estimate if owned for less than a year.
Rent Coverage	The ratio of underlying property NOI or estimated property NOI to the annualized cash rent due to SAFE. The Company uses estimates of the stabilized underlying property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market.
Safehold™/Safehold™ Ground Lease	A ground lease structured by SAFE.
Underwritten Effective Yield	The effective yield of a ground lease using our underwriting assumptions. This includes estimated land value annual growth of 2%.
Unrealized Capital Appreciation	Calculated as the difference between CPV and the portfolio's Aggregate Cost Basis. The Company believes Unrealized Capital Appreciation represents additional potential value to SAFE stockholders through the reversion rights embedded in standard ground leases.